                                                                       EXHIBIT 1

                                  $100,000,000

                               R&G CAPITAL TRUST V

            [ ]% CUMULATIVE MONTHLY INCOME TRUST PREFERRED SECURITIES

                                AGENCY AGREEMENT

                                         March __, 2004

POPULAR SECURITIES, INC.
UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO
R-G INVESTMENTS CORPORATION
San Juan, Puerto Rico

Ladies and Gentlemen:

         R&G CAPITAL TRUST V (the "Issuer" or the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (the "Delaware Act"), proposes to sell an aggregate principal amount of $100,000,000 of its [ ]% Cumulative Monthly Income Trust Preferred Securities (the "Preferred Securities") to the Puerto Rico Conservation Trust Fund ("Conservation Trust"), in connection with the issuance by Conservation Trust of its [ ]% Secured Notes Due 2034 (the "CT Notes"). The Preferred Securities shall be dated, shall bear interest at the rates per annum and shall be subject to mandatory redemption, as described in the Prospectus (as defined below). The CT Notes will be payable solely from amounts payable by the Trust on the Preferred Securities and the Preferred Securities will be pledged as collateral to the trustee of the CT Notes. The Preferred Securities shall be guaranteed by R&G Financial Corporation (the "Company" or the "Guarantor") with respect to the distributions and amounts payable upon liquidation and redemption, pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date (as defined below), executed and delivered by the Guarantor and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the holder of the Preferred Securities. The proceeds from the sale of the Preferred Securities to the Conservation Trust will be aggregated with the entire proceeds from the sale by the Issuer to the Company of the Common Securities of the Issuer (the "Common Securities") and will be used by the Issuer to purchase the [ ]% subordinated debentures (the "Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), among the Company and the trustees named therein (the "Trustees"). The Debentures will be issued pursuant to a Junior Subordinated Indenture (the "Indenture"), among the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). You have agreed to act as placement agents (collectively the "Agents") in connection with the sale of the Preferred Securities to Conservation Trust, and as representatives of the underwriters (the "Underwriters") in connection with the sale of the CT Notes to the public. References to the Agents shall be deemed to include the Agents in their role as representatives of the Underwriters.

         The Issuer and the Company jointly and severally hereby confirm as follows its agreements with you:

         1.       Sale of Notes: Compensation of Agents.

                  (a) The Issuer will sell the Preferred Securities to Conservation Trust at a purchase price of $[ ]. Conservation Trust will in turn issue and sell the CT Notes to the Underwriters in accordance with the terms of a Purchase Agreement being executed simultaneously herewith (the "Purchase Agreement"). The CT Notes will be offered by the Underwriters by means of an offering circular of Conservation Trust (the "Offering Circular") that will include as an attachment a Prospectus of the Issuer described below. Prior to the date hereof, Conservation Trust and the Issuer have delivered to the Agents a preliminary offering circular of Conservation Trust (the "Preliminary Offering Circular") that includes as an attachment a preliminary prospectus dated

[_____________].

                  (b) Because the proceeds from the sale of the Preferred Securities shall be used to purchase the Debentures from the Company, as compensation for its services hereunder, the Company will pay to the Agents a nonrefundable fee equal to $250,000.00, which shall be fully earned upon the delivery of the Preferred Securities on the Closing Date (as such term is defined below) and shall be allocated among the Agents in accordance with the percentages set forth in Schedule 2 opposite the name of each Agent.

         2. Delivery and Payment. Delivery of the Preferred Securities shall be made to Banco Popular de Puerto Rico, as trustee for the CT Notes, against payment of the purchase price by wire transfer of immediately available funds to the bank account designated by the Company. Such payment shall be made at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement, or at such other time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and Conservation Trust (such date is hereinafter referred to as the "Closing Date"). Delivery of the other documents, required to be delivered as provided herein, shall be made at the offices of Pietrantoni Mendez & Alvarez LLP, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918.

         3. Representations and Warranties. Each of the Issuer and the Company, jointly and severally, represents, warrants and covenants to the Agents and each of the Underwriters that:

                  (a) The Company and the Issuer, as co-registrant with the Company, meet the requirements for use of Form S-3 and a registration statement (Registration Nos. [ ] and [ ]-01) on Form S-3 with respect to the Preferred Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Rules and Regulations") thereunder, and has been filed with the Securities and Exchange Commission (the "Commission"). No stop order preventing or suspending the use of the Prospectus (as defined below) or any Preliminary Prospectus (as defined below) has been issued, and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Preferred Securities included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations. Copies of such registration statement and amendments and of the related Preliminary Prospectus have been delivered to the Agents. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Preferred Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be so prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectus" means, collectively, the prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any references herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference. For purposes of this Agency Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to the Agents for use in connection with the offering of the Preferred Securities by the Company.

                  (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the Rules and Regulations thereunder; each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Preferred Securities contemplated hereby), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to the statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by the Agents, or by any Underwriter through the Agents, specifically for use in the preparation thereof. The Company has not distributed any offering material in connection with the offering or sale of the Preferred Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act, the Exchange Act and the Rules and Regulations thereunder, as applicable.

                  (d) The Issuer has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act with power and authority to own property and conduct its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the outstanding beneficial interests of the Issuer have been duly authorized and validly issued and are fully paid and nonassessable undivided beneficial interests in the assets of the Issuer; the holders of such beneficial interests of the Issuer have no preemptive or other rights to acquire Preferred Securities or Common Securities and there are no restrictions on transfers of the securities.

                  (e) The Declaration has been duly authorized; and when the Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Declaration will have been duly executed and delivered and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Guarantee Agreement has been duly authorized; when the Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Guarantee Agreement will have been duly executed and delivered and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (g) The Preferred Securities have been duly authorized; when the Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Preferred Securities will (i) have been validly issued and fully paid, (ii) represent nonassessable undivided beneficial interest in the assets of the Issuer, (iii) be entitled to the benefits set forth in the Declaration and (iv) conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

                  (h) The Common Securities have been duly authorized; when the Common Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Common Securities will (i) have been validly issued and fully paid, (ii) represent nonassessable undivided beneficial interest in the assets of the Issuer, (iii) be entitled to the benefits set forth in the Declaration and (iv)conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and the holders of the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware; and at the Closing Date, all of the issued and outstanding Common Securities of the Issuer will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (i) The only directly or indirectly controlled subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries") are those listed on Exhibit A hereto. In addition, each Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Rules and Regulations under the Act (each a "Significant Subsidiary") is listed on Exhibit A hereof. The Company has been and, at the Closing Date, will be duly organized and validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is and, at the Closing Date, will be in good standing with the Commonwealth of Puerto Rico. The Company is and will be as of the Closing Date registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and its election to be treated as a financial holding company under the BHCA is and will remain in full force and effect. Each of the Subsidiaries is and, at the Closing Date, will be a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Subsidiaries is and, at the Closing Date, will be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (j) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Debentures to be issued and sold by the Company will be, upon such issuance and payment therefor, duly authorized, valid, binding and enforceable obligations of the Company. The Company has, and, upon completion of the sale of the Debentures, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus in the "As Adjusted" column).

                  (k) The consolidated financial statements and the related notes of the Company included in the Registration Statement or incorporated therein by reference and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, and cash flows of the Company and its Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved. PricewaterhouseCoopers LLP (the "Accountants"), who have reported on those financial statements and related notes which have been audited, are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable and published rules and regulations.

                  (l) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (m) Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement the Preliminary Prospectus and the Prospectus (if required) and prior to the Closing Date, (i) there has not been, and will not have been, any Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries have entered into, or will have entered into any material transactions other than pursuant to this Agreement, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's common stock (the "Common Stock") and the payment and declaration of monthly dividends on each of the Company's series of outstanding preferred stock in the ordinary course of its business.

                  (n) The Company and each of its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as owned by it, free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges, equities, claims, easements, leases and tenancies (collectively, "Encumbrances") other than those described in the Registration Statement, or in the documents incorporated by reference therein, and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or those that will not have a Material Adverse Effect. The Company and each of its Subsidiaries have valid, subsisting and enforceable leases for the properties and assets described in the Registration Statement, or in the documents incorporated by reference therein, and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as leased by them, free and clear of all Encumbrances, other than those described in the Registration Statement, or in the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or those that will not have a Material Adverse Effect.

                  (o) Neither the Issuer nor the Company is and, after giving effect to the offering and sale of the Preferred Securities and the Debentures and the application of the proceeds thereof as described in the Prospectus, neither of them will be, required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (p) Except as set forth in the Registration Statement, or incorporated therein by reference, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or threatened against or affecting the Company or any of its Subsidiaries, or, to the knowledge of the Company, any directors, executive officers or shareholders of the Company or any of its Subsidiaries in their respective capacities as such, or any of the properties or assets owned or leased by the Company or any of its Subsidiaries, before or by any federal, state or Commonwealth of Puerto Rico court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision or finding would have a Material

Adverse Effect and would be required to be disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Neither the Company nor any Significant Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment, or decree, except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or when such violations or defaults, in the aggregate, do not now have and can reasonably be expected in the future not to have a Material Adverse Effect; nor is the Company or any Significant Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default.

                  (q) The Company and each of its Significant Subsidiaries have and, at the Closing Date will have all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on their respective businesses and own or lease their respective properties as contemplated in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company and each of its Significant Subsidiaries have and, at the Closing Date, will have complied in all material respects with all laws, regulations and orders applicable to it or its business, assets and properties, except for such violations, individually or in the aggregate which are not reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is, nor, at the Closing Date, will be in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which they are a party or by which their respective properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect. There are no governmental proceedings or actions pending or threatened for the purpose of suspending, modifying or revoking any License held by the Company or its Significant Subsidiaries.

                  (r) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Preferred Securities by the Issuer or in connection with the issuance and sale of Debentures by the Company, except such as have been obtained and such as may be required under the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Preferred Securities.

                  (s) Both the Issuer and the Company have full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Company and constitutes a valid and binding agreement of each of them and is enforceable against any of them in accordance with its terms, except as rights to indemnity and contribution which may be limited by federal, state or Commonwealth of Puerto Rico securities laws or the public policy underlying such laws. Except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Issuer, the Company or any of the Significant Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of, or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of the Issuer's or the Company's obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation or By-laws of the Company, in each case as amended, or the Declaration or (ii) any contract or other agreement to which the Issuer, the Company or any of the Significant Subsidiaries is a party or by which it or any of the respective assets or properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Issuer, the Company or any of the Significant Subsidiaries or their respective businesses or properties, the violation of which would individually or in the aggregate have a Material Adverse Effect.

                  (t) No statement, representation, or warranty made by each of the Issuer and the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Agents was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                  (u) Neither the Issuer, the Company nor, to the knowledge of the Company, any of its directors, or executive officers, has taken, nor will he, she or it, take directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Stock or otherwise.

                  (v) Neither the Issuer, the Company nor any of its Subsidiaries is involved in any collective labor dispute with its employees nor is any such dispute threatened or imminent.

                  (w) The Company has filed all applicable foreign, federal, state and Commonwealth of Puerto Rico tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any failure to file which would not have a Material Adverse Effect.

                  (x) The Company meets the requirements for use of Rule 415 under the Rules and Regulations under the Act.

                  (y) The deposit accounts of R&G Premier Bank, a Subsidiary of the Company ("R&G Premier") and R-G Crown Bank, a Subsidiary of the Company ("R-G Crown"), are insured by the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. R&G Premier and R-G Crown are members in good standing of the Federal Home Loan Bank of New York and the Federal Home Loan Bank of Atlanta, respectively.

                  (z) None of the Issuer, the Company or its Significant Subsidiaries, or any of their respective directors or executive officers, is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (aa) The Company is engaged in trade or business in the Commonwealth of Puerto Rico. The Company derived more than 20% of its gross income from sources within the Commonwealth of Puerto Rico for the three year period ending with the close of the Company's taxable year ended on December 31, 2003.

         4. Agreements of the Company and the Issuer. Each of the Company and the Issuer jointly and severally agree with the Agents and each of the Underwriters as follows:

                  (a) The Company and the Issuer will not during such period as the Prospectus is required by law to be delivered in connection with sales of the CT Notes by any underwriter or dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Agents within a reasonable period of time prior to the filing thereof and the Agents shall not have objected thereto in good faith.

                  (b) The Company and the Issuer will use their best efforts to cause the Registration Statement to become or remain effective through the completion of the Underwriters' distribution of the CT Notes, and will notify the Agents promptly, and will confirm such advice in writing, (i) of the preparation and filing (subject to Section 4(a)) of any post-effective amendment and when any such post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the suspension of the qualification or registration of the Preferred Securities for offering or sale in the Commonwealth of Puerto Rico, or of the initiation or threat of any proceeding for any such purpose, (v) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company or the Issuer makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (vi) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission or any jurisdiction shall threaten to issue, or shall issue, any order suspending the effectiveness of the Registration Statement or suspending the qualification or registration of the Preferred Securities for sale in any jurisdiction, the Company and the Issuer will make every reasonable effort to prevent the issuance of such order and, if such an order should be issued, to obtain the withdrawal of such order at the earliest possible moment. The Company and the Issuer will use their best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Agents promptly of all such filings.

                  (c) If, at any time when a Prospectus relating to the Preferred Securities is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or the Issuer or in the opinion of counsel to the Underwriters, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations thereunder, the Company will promptly notify the Agents thereof and, subject to Section 4(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (d) The Company will furnish to the Agents, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Agents, without charge, for transmittal to each of the Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (e) The Company and the Issuer will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (f) During the Prospectus Delivery Period, the Company will promptly furnish to the Underwriters, without charge, as many copies of each preliminary prospectus, the Prospectus and any amendment or supplement thereto as the Underwriters may from time to time reasonably request. The Company consents to the use of the Prospectus, as amended or supplemented from time to time, by the Underwriters and by all dealers to whom the CT Notes may be sold, both in connection with the offering or sale of the CT Notes and, thereafter, during the Prospectus Delivery Period; if during the Prospectus Delivery Period any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if, in the reasonable opinion of counsel to the Underwriters, it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto. Except as required by the Exchange Act or the Rules and Regulations thereunder, the Company shall not file any document under the Exchange Act before the termination of the Prospectus Delivery Period if such document would be deemed to be incorporated by reference into the Prospectus to which the Agents reasonably object.

                  (g) During the period of five years commencing on the Closing Date, the Company will furnish to the Agents, and each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Agents, and each other Underwriter who may so request, a copy of each annual or other report it shall be required to file with the Commission.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) The Company and the Issuer will apply the net proceeds from the offering and sale of the Preferred Securities and the Debentures, respectively, in the manner set forth in the Prospectus under "Use of Proceeds."

                  (j) The Company and the Issuer will enter into a Supplement to Agency Agreement in the form attached hereto as Exhibit B.

                  (k) The Company will, for each taxable year, up to and including the taxable year when all interest on and principal of the Debentures are paid in full, not later than the 120th day following the close of each such taxable year, beginning with the first taxable year ending after the original issuance of the Debentures (1) furnish to the Trustee and the Company's independent accountants a certificate (the "Source of Income Certificate") addressed to the trustee of the CT Notes and the Company's independent accountants: (i) stating, for the three immediately preceding taxable years of the Company (or for such part of such period as may be applicable), the percentage of the Company's gross income that was derived from sources within the Commonwealth of Puerto Rico under the general sourcing rules of the United States Internal Revenue Code as in effect on the date of the original issuance of the Debentures (the "Code"); (ii) stating the percentage of the Company's gross income that was attributable to the active conduct of (A) its trade or business in the Commonwealth of Puerto Rico and (B) any trade or business outside the Commonwealth of Puerto Rico, in each case as determined under
Section 861(c)(1)(B) of the Code; (iii) making an assertion as to whether or not the Company has met the following tests (the "Source of Income Tests"): that (x) during the three taxable years (or for such part of such period as may be applicable) immediately preceding the taxable year during which interest is paid on the Debentures, more than 20% of the Company's total gross income was attributable to its trade or business in the Commonwealth of Puerto Rico, as determined under Section 861(c)(1)(B) of the Code, as in effect on the date of the original issuance of the Debentures, and was derived from sources within the Commonwealth of Puerto Rico under the general source of income rules of the Code, as in effect on the date of original issuance of the Debentures; and (y) no part of the interest paid on the Debentures was treated, under the Code, as paid by a trade or business of the Company conducted outside the Commonwealth of Puerto Rico, such determination to be made in accordance with
Section 884(f)(1)(A) of the Code and Treas. Regs. Section 1.884-4(b)(1)(i)(A) or
(B) issued thereunder, as in effect on the date of original issuance of the Debentures; and (iv) making an assertion as to whether the Company has taken any other action which shall cause interest on the Debentures to become subject to federal income taxation for individuals who are bona fide residents of the Commonwealth of Puerto Rico for the entire taxable year or to corporations organized under the laws of the Commonwealth of Puerto Rico.

                  (l) The Company and the Issuer acknowledge that, pursuant to Section 609 of the trust agreement between Conservation Trust and Banco Popular de Puerto Rico, as trustee (the "Trustee"), under which the CT Notes are issued and secured (the "Trust Agreement"), Conservation Trust and the Trustee have assigned to the holders of the CT Notes their rights against the Issuer and the Company under United States federal and applicable state securities laws with respect to the Preferred Securities. Accordingly, purchasers of the CT Notes may proceed directly against the Issuer and the Company to enforce those rights without first proceeding against Conservation Trust, the Trustee or any other entity. The Company and the Issuer acknowledge, for the benefit of the holders of the CT Notes, the existence of such assignment and agree not to contest its enforceability.

         5.       Agreement of the Agents.

         The Agents acknowledge that, pursuant to Section 609 of the Trust Agreement, Conservation Trust and the Trustee have assigned to the holders of the CT Notes their rights against the Agents under United States federal and applicable state securities laws with respect to the Preferred Securities. Accordingly, purchasers of the CT Notes may proceed directly against the Agents to enforce those rights without first proceeding against Conservation Trust, the Trustee or any other entity. The Agents acknowledge, for the benefit of the holders of the CT Notes, the existence of such assignment and agree not to contest its enforceability.

         6.       Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Agents, all costs and expenses incidental to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation and filing by the Company of the Registration Statement and exhibits thereto, each Preliminary Prospectus prior to or during the period specified in the first sentence of Section 4(f) but not exceeding nine (9) months after the Effective Date, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the CT Notes by the Underwriters or by dealers to whom CT Notes may be sold,
(iii) any filings required to be made by the Underwriters with the NASD, (iv) counsel and accountants to the Company, and (v) the reasonable fees and disbursements of the trustee for the Notes, including its legal expenses; it being understood that the Company and Conservation Trust will share the costs of printing the Preliminary Offering Circular and the Offering Circular (including the Prospectus) and all amendments thereto.

                  (b) If the transactions contemplated by this Agreement are not consummated or if this Agreement is terminated by the Company pursuant to any of the provisions hereof, the Company will reimburse the Agents and the Underwriters for all of their accountable out-of-pocket fees and expenses (including the fees, disbursements and other charges of their counsel, not to exceed $75,000) incurred by them in connection herewith.

         7. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter under the Purchase Agreement and the consummation of the transaction contemplated hereunder are subject to the following conditions:

                  (a) All filings required under Rule 424 and 430A of the Rules and Regulations to be made by the Company and the Issuer prior to the Closing shall have been made by the Company or the Issuer, as the case may be.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Preferred Securities under the securities or blue sky laws of the Commonwealth of Puerto Rico shall be in effect, and no proceeding for such purposes shall be pending before or threatened or contemplated by the Commission or the authorities of the Commonwealth of Puerto Rico, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to and approved by the Agents, and the Agents shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect, and (ii) the Company shall not have sustained any loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement or the Prospectus.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or the Issuer or, to the knowledge of the Company, any of their respective executive officers or directors in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

                  (e) Each of the representations and warranties of each of the Issuer and the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been fully performed, fulfilled or complied with.

                  (f) The Agents shall have received opinions from Patton Boggs LLP and Quilichini, Oliver & Medina, counsel to the Company, each dated as of the Closing Date, in form and substance satisfactory to the Agents.

                  (g) The Agents shall have received an opinion, dated the Closing Date, from Patton Boggs, special United States tax counsel to the Company, in form and substance satisfactory to counsel to the Agents, to the effect that it confirms its opinion set forth in the Prospectus.

                  (h) The Agents shall have received an opinion, dated the Closing Date, from Pietrantoni Mendez & Alvarez LLP, counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Agents.

                  (i) The Agents shall have received an opinion, dated the Closing Date of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, in form and substance reasonably satisfactory to the Agents.

                  (j) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Agents a letter, dated the date of its delivery (the "Original Letter"), addressed to the Agents and in form and substance satisfactory to the Agents, to the effect that:

                  (i) they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) in their opinion, the consolidated financial statements of the Company and its Subsidiaries audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations thereunder with respect to registration statements on Form S-3;

                  (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of (a) reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its Subsidiaries since December 31, 2003 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of the Original Letter; (b) reading the unaudited interim financial data for the period from the date of the latest balance sheet incorporated by reference in the Prospectus to the date of the latest available interim financial data; and (c) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention (as of a date not more than five business days prior to the date of the delivery of such letter) as a result of the foregoing procedures that caused them to believe that: (1) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of the Original Letter there was any change in the capital stock, deposits or any increase in long-term debt or any decreases in total assets or consolidated stockholders' equity (only as to the latest interim financial data) of the Company and its Subsidiaries as compared with amounts shown in the December 31, 2003 balance sheet incorporated by reference in the Prospectus and (2) for the period from December 31, 2003, to the latest interim financial data available which should be no later than forty (40) days prior to the date of delivery of the Original Letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, other income, income before taxes or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                  (iv) they have compared specific amounts expressed in dollars (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Prospectus or Prospectus Supplement, which has been obtained from accounting records that are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records and analysis or computation, with the results obtained from inquiries or reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

                           At the Closing Date, the Accountants shall have
furnished to the Agents a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five business days prior to the Closing Date, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

                           In the event that the letters referred to above set
forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Agents deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Agents, make it impractical or inadvisable to proceed with the purchase and delivery of the Preferred Securities as contemplated by the Registration Statement and the Prospectus, as amended as of the date hereof.

                  (k) At the Closing Date, there shall be furnished to the Agents an officer's certificate, dated the date of its delivery, signed by each of the Chief Executive Officer or President and the Chief Financial Officer of the Company and the Administrative Trustees of the Trust, in form and substance satisfactory to the Agents, to the effect that to the best of their knowledge:

                           (i)      Each signer of such certificate has
         carefully examined the Registration Statement and the Prospectus and
         (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                           (ii) Each of the representations and warranties of the each of the Issuer and the Company contained in this Agreement, were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects; each of the covenants required herein to be performed by any of them on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with, on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                           (iii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the

         Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission.

                  (l) The Company and the Issuer shall have furnished to the Agents such certificates, letters and other documents, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

                  (m) The Agents shall have received copies, duly certified by the Secretary or an Assistant Secretary of the Company of the resolutions or other corporate actions adopted or taken by the Company in connection with the transactions contemplated herein.

                  (n) The Agents shall have received a copy of the certificate of incorporation of the Company, as amended, certified as of a recent date by the appropriate officer of the Commonwealth, together with certificates dated as of a recent date from the Secretary of State of the Commonwealth of Puerto Rico as to the existence and good standing of the Company under the laws of the Commonwealth of Puerto Rico and copies of the by-laws of the Company certified by the Secretary or an Assistant Secretary of the Company. The Agents shall further have received a copy of the Declaration, the Indenture and the Guarantee Agreement relating to the Issuer.

                  (o) The Underwriters shall have received such other documentation, certificates and opinions as may be reasonably required by the Underwriters.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agents. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

         8.       Indemnification and Contribution.

                  (a) Each of the Issuer and the Company, joint and severally, agree to indemnify and hold harmless the Agents, each Underwriter, the directors, officers and employees of the Agents or each Underwriter and each person, if any, who controls the Agents or each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement made by the Company or the Issuer in Section 3 of this

Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement to the Registration Statement or such Prospectus, or under the headings "Summary - R&G Capital Trust V," "Summary - R&G Financial Corporation," "Summary - Preferred Securities" and "R&G Financial" in the Preliminary Offering Circular and Offering Circular, or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement to the Registration Statement or such Prospectus, or under the headings "Summary - R&G Capital Trust V," "Summary - R&G Financial Corporation," "Summary - Preferred Securities" and "R&G Financial" in the Preliminary Offering Circular and Offering Circular a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Agents and each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Agents or Underwriter or such other person in connection with investigating defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability is based solely upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with information relating to the Agents or any Underwriter furnished in writing to the Company by the Agents on behalf of any Underwriter expressly for inclusion therein, or for any information contained in the Preliminary Offering Circular or Offering Circular for the CT Notes other than under the headings identified above and other than in the Preliminary Prospectus or Prospectus for the Preferred Securities attached to the Preliminary Offering Circular or the Offering Circular, provided, further, that such indemnity with respect to any Preliminary Prospectus or Preliminary Offering Circular shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, claim, damage, liability or action purchased Preferred Securities or CT Notes which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus and Offering Circular (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Preferred Securities or CT Notes to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus or Preliminary Offering Circular that was corrected in the Prospectus and Offering Circular (or any amendment or supplement thereto), unless such failure to deliver the Prospectus and Offering Circular (as amended or supplemented) was the result of noncompliance by the Company with Section 4(f). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of the Agents and each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (b) In addition to and without limitation of the Issuer and the Company's obligation to indemnify Popular Securities, Inc. (the "Independent Underwriter") as an Underwriter and Agent, each of the Issuer and the Company, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD, in connection with the offering of the Notes.

                  (c) Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Issuer, the directors, officers and employees of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities (or actions in respect thereof) to which any of them may become subject under the Act or other federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, any amendment or supplement to the Registration Statement or such Prospectus, or under the headings "Plan of Distribution" in the Preliminary Offering Circular and Offering Circular or material fact required to be stated therein or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus, any amendment or supplement to the Registration Statement or such Prospectus or under the headings "Plan of Distribution" in the Preliminary Offering Circular and Offering Circular, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Agents expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements relating to the Underwriters set forth under the heading "Plan of Distribution" in the Prospectus and in the Offering Circular constitute the only information relating to any Underwriter furnished in writing to the Company by the Agents on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Offering Circular. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

                  (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 8, notify such indemnifying party or parties of the commencement thereof, but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 8 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of its commencement, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to the fees and expenses of local counsel necessary in connection with any such proceedings) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Agents in the case of paragraph (a) of this Section 8, representing the indemnified parties under paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If indemnity is sought pursuant to Section 8(b), then in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party, unless such indemnified party waived its rights under this
Section 8 in which case the indemnified party may effect such a settlement without such consent.

                  (e) If the indemnification provided for in the foregoing paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Preferred Securities or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Preferred Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in connection with the sale of the CT Notes. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents on behalf of the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by it with respect to the CT Notes purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 8(e), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this paragraph (e) or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (f) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of each of the Company and the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Preferred Securities or the CT Notes and payment therefor or (iii) any termination of this Agreement.

         9. Termination. This Agreement may be terminated by the Agents at any time prior to the Closing Date, by notice to the Company, without liability on the part of the Agents or any Underwriter to the Company if, prior to delivery and payment for the Preferred Securities, in the sole judgment of the Agents, (i) trading in the common stock or the preferred stock of the Company or securities generally shall have been suspended by the Commission or by The Nasdaq Stock Market, Inc. or the New York Stock Exchange, Inc. (the "NYSE"),
(ii) minimum or maximum prices shall have been established for the common stock or the preferred stock of the Company or securities generally on either the National Association of Securities Dealers Automated National Market Quotation System ("NASDAQ") or the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the Commission or any court or other Governmental Authority, (iii) a general banking moratorium shall have been declared by the United States, New York State, or Commonwealth of Puerto Rico authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Agents, impracticable or inadvisable to market the CT Notes on the terms and in the manner contemplated by the Offering Circular. Any termination pursuant to
Section 9 shall be without liability of any party to any other party except as provided in Sections 6(a) and 8.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of each of the Company, its officers, the Issuer, and the several

Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Preferred Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 280 Jesus T. Pinero Avenue, San Juan, Puerto Rico 00918, Attention: Joseph R. Sandoval, Executive Vice President and Chief Financial Officer, or (b) if to the Underwriters, to the office of the Independent Underwriter, Banco Popular Center, Suite 1020, Hato Rey, Puerto Rico 00918, Attention: President. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12. Successors. This Agreement shall inure to the benefit of, and shall be binding upon the Agents, the several Underwriters, the Company, the Issuer and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of each of the Company and the Issuer contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Agents or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of CT Notes from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                              Very truly yours,

                                              R&G FINANCIAL CORPORATION

                                              By: _________________________
                                              Name:  Joseph R. Sandoval
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                              R&G CAPITAL TRUST V

                                              By: _________________________

                                              Name:  Joseph R. Sandoval
                                              Title: Administrative Trustee

Confirmed as of the date first above mentioned:

POPULAR SECURITIES, INC.

By: _________________________________
Name:
Title:

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

By: _________________________________
Name:
Title:

R-G INVESTMENTS CORPORATION

By: _____________________________
Name:
Title:

Each acting on its behalf as Agent in the placement of the Preferred Securities with Conservation Trust and as representatives of the several Underwriters named in Schedule 1 hereof in connection with the sale of the CT Notes.

                                   SCHEDULE 1

                                  UNDERWRITERS

NAME                                                        CT NOTES TO BE PURCHASED
----                                                        ------------------------
Popular Securities, Inc.                                    $
UBS Financial Services Incorporated of Puerto Rico
R-G Investments Corporation
Santander Securities Corporation

Total                                                       $100,000,000
=====                                                       ============

                                    Sch. 1-1

                                   SCHEDULE 2

                                   AGENCY FEE

NAME                                                   % OF AGENCY FEE
----                                                   ---------------
Popular Securities, Inc.                                           50%
UBS Financial Services Incorporated of Puerto Rico                 25
R-G Investments Corporation                                        25

Total                                                             100%
=====                                                             ===

                                    Sch. 2-1

                                    EXHIBIT A

                              LIST OF SUBSIDIARIES

1.       R&G Mortgage Corp.
2.       R&G Premier Bank of Puerto Rico
3.       The Mortgage Store of Puerto Rico
4.       Continental Capital Corp.
5.       Home & Property Insurance Corporation
6.       R-G Investments Corporation
7.       R&G Acquisition Holdings Corporation
8.       R-G Crown Bank
9.       R&G Capital Trust I
10.      R&G Capital Trust II
11.      R&G Capital Trust III
12.      R&G Capital Trust IV
13.      R&G Capital Trust V
13.      R&G International Corp.

                        LIST OF SIGNIFICANT SUBSIDIARIES

1.       R&G Mortgage Corp.
2.       R&G Premier Bank of Puerto Rico
3.       R-G Crown Bank

                                    EXHIBIT B

                         SUPPLEMENT TO AGENCY AGREEMENT

         SUPPLEMENT TO AGENCY AGREEMENT dated March 31, 2004, among R&G Financial Corporation ("R&G Financial"), R&G Capital Trust V ("Trust V"), the Puerto Rico Conservation Trust Fund ("Conservation Trust"), and Popular Securities, Inc., UBS Financial Services of Puerto Rico and R-G Investments Corporation (the "Agents"), as agents in connection with the sale of Trust V's [ ]% Cumulative Monthly Income Trust Preferred Securities (the "Preferred Securities") to Conservation Trust, and as representative of the underwriters in connection with the purchase by such underwriters of Conservation Trust's Secured Notes due 2033 (the "CT Notes").

         Reference is made to the Agency Agreement dated as of the date hereof (the "Agency Agreement") between R&G Financial, Trust V and the Agents, which is hereby incorporated by reference as if fully set forth herein, and to the Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between Conservation Trust and the Agents which is hereby incorporated by reference as if fully set forth herein. In consideration of the agreements, representations and agreements contained herein, the parties agree as follows:

         1. Subject to compliance by R&G Financial and Trust V with its agreements, and subject to the fulfillment of the conditions, set forth in the Agency Agreement, Conservation Trust hereby agrees to purchase the Preferred Securities on the Closing Date set forth in the Agency Agreement at a purchase price equal to $[ ].

         2. R&G Financial and Trust V hereby agree with Conservation Trust and with the Agents that Conservation Trust shall have the benefit of the representations and warranties made by R&G Financial and Trust V in the Agency Agreement.

         3. Conservation Trust hereby agrees with R&G Financial and Trust V that they shall have the benefit of the representations and warranties made by Conservation Trust in subsections (a) through (j), (m) and (o) the Section 4 of the Purchase Agreement. In addition to these, the Conservation Trust represents and warrants to R&G Financial and Trust V the following:

                  (a) Conservation Trust has, and at the date of the Closing Date will have, full right, power and authority to enter into this Supplement to Agency Agreement and to acquire the Preferred Securities on the Closing Date as set forth in the Agency Agreement;

                  (b) All authorizations, approvals, licenses, consents and orders of, or filings, registrations, or qualifications with, any governmental or regulatory authority which are required to be obtained by Conservation Trust for the consummation of the transactions contemplated by the Agency Agreement have been or will be duly and validly obtained or performed on or before the Closing Date and, as to those already obtained, are in full force;

                  (c) This Supplement to Agency Agreement, when executed and delivered by the corresponding parties thereto, will constitute valid and legally binding obligations of Conservation Trust, enforceable against Conservation Trust in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally or by general principles of equity; and

                  (d) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Conservation Trust, threatened, against or affecting Conservation Trust, which may adversely affect the consummation of the transactions contemplated in the Agency Agreement or the performance by Conservation Trust of its obligations under this Supplement to Agency Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         In witness whereof, the parties have caused this supplement to be executed by its duly authorized representatives as of the date first written above.

R&G FINANCIAL CORPORATION

By: _________________________________________
Name:    Joseph R. Sandoval
Title:   Executive Vice President and
         Chief Financial Officer

R&G CAPITAL TRUST V

By: __________________________________________
Name:    Joseph R. Sandoval
Title:   Administrative Trustee

PUERTO RICO CONSERVATION TRUST FUND

By: __________________________________________
Name:    Fernando Lloveras San Miguel
Title:   Executive Director

POPULAR SECURITIES, INC.

By: __________________________________________
Name:
Title:

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

By: __________________________________________
Name:
Title:

R-G INVESTMENTS CORPORATION

By: __________________________________________
Name:
Title:

#76670 v2 - Agency Agreement - R&G Capital Trust V